AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September  9, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bunge Global SA
(Exact name of registrant as specified in its charter)
Switzerland	98-1743397
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
Bunge Limited Finance Corp.
(Exact name of registrant as specified in its charter)
Delaware	26-002-1554
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
Bunge Finance Europe B.V.
(Exact name of registrant as specified in its charter)
Netherlands	98-0339100
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
Route de Florissant 13,
1206 Geneva, Switzerland
+41 22 592 91 00
(Address, including zip code, and telephone number, including area code, of registrant’s registered office and principal executive offices)
1391 Timberlake Manor Parkway
Chesterfield, Missouri, 63017
(314) 292-2000
(Address, including zip code, and telephone number, including area code, of registrant’s corporate headquarters)

Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri, 63017
Attention: Lisa Ware-Alexander
Vice President, Deputy General Counsel, Corporate Secretary, Chief Compliance & Ethics Officer
(314) 292-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel T. May
Krunal P. Shah
Jones Day
1221 Peachtree St N.E., Suite 400
Atlanta, Georgia 30361
(404) 581-8967
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Registered Shares of
BUNGE GLOBAL SA
Debt Securities of
BUNGE LIMITED FINANCE CORP.
and
BUNGE FINANCE EUROPE B.V.
fully, unconditionally and irrevocably guaranteed by Bunge Global SA
Bunge Global SA may offer from time to time registered shares, par value $0.01 per share (“Registered Shares”).
Bunge Limited Finance Corp. and Bunge Finance Europe B.V. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Global SA.
This prospectus provides you with a general description of the Registered Shares of Bunge Global SA and the debt securities of each of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. The Registered Shares of Bunge Global SA and the debt securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are collectively referred to as “offered securities” and each of Bunge Global SA, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. is referred to as a “Registrant,” and collectively as “Registrants,” in this prospectus. The specific terms of the offered securities will be described in a prospectus supplement or other offering material, which may add to or update the information in this prospectus.
Investing in the offered securities involve risks. For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement or other offering material.
The Registered Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BG.” On September 6, 2024, the last reported sale price of the Registered Shares on the NYSE was $98.44 per Registered Share. None of the other offered securities are currently listed on a national securities exchange.
You should read this prospectus and the applicable prospectus supplement or other offering material carefully before you invest in the offered securities. We will not use this prospectus to confirm sales of any offered securities unless it is attached to a prospectus supplement.
The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the relevant offering. The Registrant may sell the offered securities through agents, underwriters or dealers that it selects. If the Registrant uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement or other offering material.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these offered securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 9, 2024.

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus, any prospectus supplement, any other offering material or in any of the documents that are incorporated by reference therein. We do not take any responsibility for and can provide no assurance as to the reliability of any information that others may give you. You should assume that the information appearing in this prospectus and any prospectus supplement or other offering material, as well as the information contained in any document incorporated by reference therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
Unless the context otherwise requires, references to “Bunge,” “Bunge Global SA,” “we,” “us” and “our” refer to Bunge Global SA and its consolidated subsidiaries.

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RISK FACTORS
Investment in the offered securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, before you decide whether to purchase the offered securities. These risks could materially adversely affect our business, financial condition, results of operations, and cash flows. As a result, the market price of the offered securities may decline, and you may lose part or all of your investment in the offered securities. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
FORWARD LOOKING STATEMENTS
Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) provides a “safe harbor” for forward looking statements to encourage companies to provide prospective information to investors. This prospectus and the documents incorporated by reference into this prospectus include forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements:
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the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia;

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the effect of weather conditions and the impact of crop and animal disease on our business;

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the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

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changes in government policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation;

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the impact of seasonality;

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the impact of government policies and regulations;

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the outcome of pending regulatory and legal proceedings;

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our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s pending business combination with Viterra Limited (“Viterra”);

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the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

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the effectiveness of our capital allocation plans, funding needs and financing sources;

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the effectiveness of our risk management strategies;

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operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents;

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changes in foreign exchange policy or rates;

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the impact of our dependence on third parties;

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our ability to attract and retain executive management and key personnel; and

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other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.
You should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024 and our other documents on file with the SEC and incorporated by reference in this prospectus for a more detailed discussion of these factors.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Bunge Global SA, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. have filed with the SEC using a “shelf” registration process. Under this shelf registration process, Bunge Global SA may, from time to time, sell the Registered Shares described in the prospectus, in one or more offerings, and Bunge Limited Finance Corp. or Bunge Finance Europe B.V. may, from time to time, separately or jointly, sell debt securities guaranteed by Bunge Global SA as described in the prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the Registrants may offer. Each time a Registrant sells offered securities, it may provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement or other offering material together with the information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act and accordingly, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.
Neither Bunge Limited Finance Corp. nor Bunge Finance Europe B.V. is required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flows of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are consolidated into our financial statements.
You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC’s website at www.sec.gov. In addition, you may access our SEC filings through the SEC’s website at www.sec.gov, and at our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the offered securities. The documents incorporated herein by reference are:
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Bunge Global SA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 22, 2024;

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Bunge Global SA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on April 24, 2024, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed on August 1, 2024;

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Bunge Global SA’s Current Reports on Form 8-K filed with the SEC on March 6, 2024, March 26, 2024, April 16, 2024 (Items 1.01 and 2.03 only), May 16, 2024, June 24, 2024, and September 9, 2024 (two reports); and

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the description of our capital stock in Bunge Global SA’s Form 8-K12G3 filed with the SEC on November 1, 2023, as updated by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any subsequently filed amendments and reports updating such description.

We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient’s written or oral request, a copy of any document that this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:
Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri, 63017
Attention: Investor Relations
(636) 292-3914
Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.
ABOUT BUNGE GLOBAL SA
Overview
Bunge Global SA is a Swiss corporation, recorded in the Commercial Register of the Canton of Geneva, Switzerland, with enterprise registration number CHE-318.451.510. We trace our history back to 1818 when we were founded as a trading company in Amsterdam, the Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries. We are a leading global agribusiness and food company with integrated operations that stretch from farmer to consumer. We believe we are a leading:
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global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

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global grain processor, based on volume;

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seller of packaged plant-based oils worldwide, based on sales;

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producer and seller of wheat flours, bakery mixes, and corn-based products in North and South America, based on volume.

We also produce sugar and ethanol in Brazil through our 50% interest in BP Bunge Bioenergia, a joint venture with BP p.l.c. In June 2024, we entered into a definitive share purchase agreement (the “Joint Venture Divestiture”) to sell our 50% share in BP Bunge Bioenergia to BP Biofuels Brazil Investment Limited. The Joint Venture Divestiture is subject to customary closing conditions, including regulatory approvals. Subject to the foregoing, we expect the Joint Venture Divestiture to occur in the fourth quarter of 2024.

We conduct our operations via four reportable segments: Agribusiness, Refined and Specialty Oils, Milling, and Sugar and Bioenergy, organized based upon their similar economic characteristics, products and services offered, production processes, types and classes of customer, and distribution methods. Our remaining operations are not reportable segments and are classified as Corporate and Other.
We further organize these reportable segments into Core operations and Non-core operations. Core operations comprise our Agribusiness, Refined and Specialty Oils, and Milling segments.
Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transportation, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe, and Asia-Pacific, and we have merchandising and distribution offices throughout the world.
The Refined and Specialty Oils segment includes businesses that sell vegetable oils and fats, including cooking oils, shortenings, specialty ingredients, and renewable diesel feedstocks. The operations and assets of our Refined and Specialty Oils segment are primarily located in North and South America, Europe and Asia-Pacific.
The Milling segment includes businesses that sell wheat flours, bakery mixes, and corn-based products. The operations and assets of our Milling segment are located in North and South America.
Non-core operations comprise our Sugar and Bioenergy segment, which primarily comprises our 50% interest in the BP Bunge Bioenergia joint venture, the sale of our interest of which is expected to be sold pursuant to the terms of the Joint Venture Divestiture.
Recent Developments
On November 1, 2023, we completed the change of the jurisdiction of incorporation of Bunge Global SA from Bermuda to Switzerland (the “Redomestication”). The Redomestication, which was approved by our shareholders, was effected pursuant to a scheme of arrangement under Bermuda law that resulted in the shareholders of Bunge Limited becoming, on a one-for-one basis, the holders of all the issued and outstanding registered shares, par value $0.01 per share, of Bunge Global SA (the “Bunge Shares”). The registered shares began trading on the New York Stock Exchange under the symbol “BG” on November 1, 2023, which is the same symbol under which the Bunge Limited shares were previously traded.
On June 13, 2023, we entered into a business combination agreement (the “Business Combination Agreement”) with Viterra, Danelo Limited, a private company incorporated in Jersey, CPPIB Monroe Canada, Inc., a company incorporated in Canada, Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada and Ocorian Limited, a private company incorporated in Jersey, solely in its capacity as trustee of the Viterra Employee Benefit Trust, to acquire Viterra as a wholly-owned subsidiary (the “Viterra Acquisition). Viterra is a food and feed supply company. Viterra has used its extensive network to become one of the largest producer-facing businesses in the industry, storing, transporting and processing grains and other natural resources to the exact specifications of its valued customers. The parties’ obligations to complete the Viterra Acquisition remain conditioned upon (i) the receipt of antitrust approvals and (ii) certain other customary closing conditions. As of the date hereof, we and the other parties to the Business Combination Agreement are working towards satisfying the conditions to complete the Viterra Acquisition.
History and Corporate Information
Bunge Global SA is incorporated under Swiss law as a stock corporation (Aktiengesellschaft) and domiciled in Geneva, Switzerland. Bunge Global SA is recorded in the Commercial Register of the Canton of Geneva with enterprise registration number CHE-318.451.510. Our registered office and principal executive offices are located at Route de Florissant 13, 1206 Geneva, Switzerland. Our corporate headquarters is located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, United States of America, and our telephone number is (314) 292-2000.

ABOUT BUNGE LIMITED FINANCE CORP.
Bunge Limited Finance Corp. (“BLFC”) is an indirect, 100%-owned subsidiary of Bunge Global SA, which meets the definition of “finance subsidiary,” as such term is defined in Rule 13-01 of Regulation S-X, and was formed for the purpose of issuing debt of Bunge primarily in the U.S. markets. BLFC is incorporated under the laws of the State of Delaware. BLFC has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and its telephone number is (314) 292-2000.
ABOUT BUNGE FINANCE EUROPE B.V.
Bunge Finance Europe B.V. (“BFE”) is an indirect, 100% owned subsidiary of Bunge Global SA, which meets the definition of “finance subsidiary,” as such term is defined in Rule 13-01 of Regulation S-X, and was formed for the purpose of issuing debt of Bunge, other than commercial paper, primarily in European markets. BFE is incorporated under the laws of the Netherlands, and has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017. BFE’s telephone number is (314) 292-2000.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or other offering material, the Registrants will use the net proceeds from the sale of Registered Shares or debt securities under this prospectus for general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital briefly summarizes certain provisions of our articles of association, our organizational regulations and applicable provisions of Swiss law. The following description may not be complete, may be supplemented in prospectus supplements and/or other offering material and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association and organizational regulations that are exhibits to the registration statement that contains this prospectus, and applicable provisions of Swiss law. Prospective investors are urged to read the exhibits for a complete understanding of our articles of association and organizational regulations.
Capital Structure
The Registered Shares are the only outstanding shares of Bunge Global SA.
Issued Share Capital:   As of June 30, 2024, the registered share capital of Bunge Global SA was $1,614,295, comprising of 141,641,323 Registered Shares, including 19,788,149 treasury shares.
Capital Band:   Bunge Global SA has a capital band ranging from $1,291,435.78, comprising of 32,285,894 Registered Shares (lower limit) to $2,421,442.08, comprising of 80,714,736 Registered Shares (upper limit) and our board of directors is authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause us or any of our group of companies to acquire (including under a share repurchase program) Registered Shares directly or indirectly, until October 19, 2028, without shareholder approval. Approximately 65.6 million Registered Shares are reserved for issuance as part of the consideration for the Viterra Acquisition.
In the event of a share issuance based on our capital band, our board of directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of our articles of association, the conditions for the exercise of the subscription rights with respect to the issuance. Our board of directors may allow subscription rights that are not exercised to expire, or it may place such rights or Registered Shares, the subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Bunge Global SA. After October 19, 2028, the capital band will only continue to be available to our board of directors for issuance of additional Registered Shares if a capital band authorization is approved by shareholders.
In a share issuance based on our capital band, our shareholders have subscription rights to obtain newly issued Registered Shares in an amount proportional to the par value of the Registered Shares they already hold. However, our board of directors may withdraw or limit these subscription rights in certain circumstances as set forth in our articles of association, including in connection with the Viterra Acquisition.
Conditional Share Capital:   Our articles of association provide for a conditional capital that authorizes the issuance of additional Registered Shares up to a maximum amount of 20% of the share capital registered in the commercial register (corresponding to up to 32,285,894 Registered Shares) without obtaining additional shareholder approval. These Registered Shares may be issued:
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with respect to up to 19,371,537 fully paid-in Registered Shares, further to the exercise or conversion, exchange, option, warrant, subscription or other rights to acquire Registered Shares or through obligations to acquire Registered Shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of us or any of our group companies; or

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with respect to up to 12,914,357 fully paid-in Registered Shares, to members of our board of directors, members of the executive management team, officers, employees, contractors or consultants of us or our group companies, or other persons providing services to us or our group companies under the terms of our equity incentive plans.

In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Registered Shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances.

The subscription rights of shareholders are excluded with respect to Registered Shares issued to members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to us or any of our group companies under the terms of our equity incentive plans.
Other Classes or Series of Shares:   Our board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the Registered Shares represented at a general meeting.
Subscription Rights and Advance Subscription Rights
Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize the issuance, or authorization of the board of directors for the later issuance, of Registered Shares, or rights to subscribe for, or convert into, Registered Shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such Registered Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Registered Shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described below).
If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new Registered Shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to our board of directors. Our articles of association provide for this delegation with respect to our capital band and conditional share capital in the circumstances described below under “— Capital Band” and “— Conditional Share Capital.”
Capital Band:   Our board of directors is authorized to withdraw or limit the subscription rights with respect to the issuance of Registered Shares based on the capital band and allocate such rights to third parties (including individual shareholders), the company or any of its group companies:
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if the issue price of the new Registered Shares is determined by reference to the market price;

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for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

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for the acquisition of companies, part(s) of companies or investments thereof, for the acquisition of products, intellectual property or licenses by or for investment projects of us or any of our group companies, or for the financing or refinancing of any of such transactions through a placement of Registered Shares. Our board of directors will use this authority to issue the share consideration upon and subject to the completion of the Viterra Acquisition;

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for purposes of broadening our shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new Registered Shares on domestic or foreign stock exchanges;

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for purposes of granting an over-allotment option of up to 20% of the total number of Registered Shares in a placement or sale of Registered Shares to the respective initial purchaser(s) or underwriter(s); or

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for the participation of members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of us or any of our group companies.

Conditional Share Capital:   In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Registered Shares, the subscription rights of shareholders are excluded and our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to Registered

Shares issued from our conditional share capital if (1) there is a valid reason to withdraw or limit subscription rights of shareholders in connection with the issuance of shares based on the capital band (see immediately above) or (2) the bonds or similar instruments are issued on appropriate terms.
If the advance subscription rights are withdrawn or limited:
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the acquisition price of the Registered Shares shall be set by taking into account the market price prevailing at the date on which the instruments or obligations are issued and;

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the instruments or obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

The subscription rights and the advance subscription rights of shareholders are excluded with respect to Registered Shares issued from our conditional share capital to members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to us or any of our group companies under the terms of our equity incentive plans.
Distributions of Dividends
Under Swiss law, distributions of dividends may be paid out only if the company has sufficient retained earnings from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of Bunge Global SA. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. Our board of directors may propose to shareholders that a distribution of dividend be paid but cannot itself authorize the dividend.
Under the Swiss Code, if our statutory reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be allocated to the statutory profit reserve. The Swiss Code and our articles of association permit us to accrue additional reserves. In addition, we are required to create a special reserve on our stand-alone annual statutory balance sheet in the amount of the purchase price of Registered Shares any of our group companies repurchase, which amount may not be used for dividends or subsequent repurchases. Registered Shares held directly by us are presented on the stand-alone annual statutory balance sheet as a reduction of total shareholders’ equity.
Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code and our articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. Our articles of association provide that dividends that have not been claimed within five years after the due date become our property and are allocated to the statutory profit reserves.
We expect to declare any distribution of dividends and other capital distributions in U.S. dollars.
Repurchases of Registered Shares
The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. We may only repurchase Registered Shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all the Registered Shares held by us may not exceed 10% of the registered share capital. However, we may repurchase our Registered Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in our articles of association) authorizing our board of directors to repurchase Registered Shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any Registered Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of our articles of association, upon our board of directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Registered Shares held by us do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. Resolutions adopted by shareholders at general meetings approving a dividend may exclude Repurchased Registered Shares from dividend entitlement.
Reduction of Share Capital
Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Before or after the approval by the general meeting of shareholders of the capital reduction, our board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within thirty days, satisfaction of or security for their claims (to the extent that the coverage of creditors’ claims prior to the capital reduction has been reduced). The obligation to provide security does not apply if the reduction of the share capital does not jeopardize the satisfaction of the creditors’ claims. If an unqualified special audit report is available, the law presumes that creditors’ claims are not jeopardized. The presumption may be rebutted by creditors in exceptional circumstances.
General Meetings of Shareholders
The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. Among other things, the following powers will be vested exclusively in the general meeting of shareholders:
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adoption and amendment of our articles of association;

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election of the chair and the members of our board of directors, the members of the compensation committee, the auditor and the independent voting rights representative;

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approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

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approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves));

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discharge of the members of our board of directors and the persons entrusted with management from liability for business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of our board of directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of our board of directors and executive management in the prior fiscal year;

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the delisting of our equity securities;

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the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by our board of directors (unless a matter is within the exclusive competence of our board of directors pursuant to the Swiss Code).

Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of our board of directors and the directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to our board of directors and the members of the executive management team. The invitation to general meetings may, at the election of our board of directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting, or given to the most recent contact information of the shareholders at least 20 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
Annual general meetings of shareholders may be convened by our board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.
An extraordinary general meeting may be called in the circumstances provided by law, the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the Registered Shares or votes, specifying the items for the agenda and their proposals. Our board of directors may include any additional agenda items or proposals. If our board of directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.
Under our articles of association, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by us at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in our proxy materials) on which our definitive proxy statement for the prior year’s annual general meeting was first released to our shareholders, deliver a notice to, and such notice must be received by, us at our registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that we first make public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.
Voting
Each Registered Share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register, through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank or other nominee should follow the instructions provided by such broker, bank or other nominee or, absent instructions, contact such broker, bank or other nominee for instructions. Shareholders holding their shares through a broker, bank or other nominee will not automatically be registered in our share register. If any such shareholder wishes to be registered in our share register, such shareholder should contact the broker, bank or other nominee through which it holds our Registered Shares.
Our articles of association do not limit the number of Registered Shares that may be voted by a single shareholder.
Treasury shares, whether owned by Bunge Global SA or one of our controlled subsidiaries, will not be entitled to vote at general meetings of shareholders.
Pursuant to the Swiss Code, shareholders have the exclusive right to determine the following matters:
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adoption and amendment of our articles of association;

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election of members of our board of directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

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approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

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approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves);

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discharge of the members of our board of directors and the persons entrusted with management from liability for previous business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of our board of directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of our board of directors and executive management in the prior fiscal year;

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the delisting of our equity securities;

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the approval of the report on non-financial matters pursuant to article 964c CO; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by our board of directors (unless a matter is within the exclusive competence of our board of directors pursuant to the Swiss Code).

Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast at the meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association. In an election in which the number of candidates exceeds the number of the respective positions that are on the agenda at the general meeting, the candidates are elected by a plurality of the votes cast at the general meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) are elected and a majority votes cast shall not be a prerequisite to the election.
In addition, the NYSE requires a shareholder vote for certain matters such as:
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the approval of equity compensation plans (or certain amendments to such plans);

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the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

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certain issuances of shares to related parties; and

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issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for NYSE listing purposes is the approval by a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

The Swiss Code requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting to approve the following matters:
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the amendment to or the modification of our corporate purpose;

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the consolidation of our shares;

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an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

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the limitation or withdrawal of subscription rights;

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the introduction or amendment of a conditional share capital or the introduction or amendment of a capital band;

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the restriction of the transferability of Registered Shares and the cancellation of such restriction(s);

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the introduction of shares with privileged voting rights;

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the change of currency of the share capital;

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the introduction of the casting vote of the acting chair in the general meeting;

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the delisting of our equity securities;

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the relocation of our place of incorporation;

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the introduction of an arbitration provision in the articles of association; and

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the dissolution of Bunge Global SA.

The same supermajority voting requirements apply to resolutions in relation to transactions based on the Swiss Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding Registered Shares is required). Swiss law may also impose the supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by us.
Proxy Access
For any general meeting, a shareholder may submit a request to us to include a nominee in our proxy statement. A request for inclusion of a nominee must be in writing and received by us at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. If the shareholder’s request includes all required information and documents, we shall include in our proxy statement the name of the shareholder’s nominee for election, any required disclosures about the shareholder’s nominee, and the shareholder’s statement of support for the nominee (which may not exceed 500 words). We may also include, in our exclusive discretion, additional information relating to the nominee, including any statement in opposition to the nomination.
Quorum for General Meetings
Pursuant to our articles of association, the presence of shareholders at the commencement of a general meeting, in person or by proxy, holding at least a majority of the Registered Shares recorded in our share register and generally entitled to vote at a meeting, is a quorum for adoption of any resolution or election at such general meeting. Our board of directors has no authority to waive the quorum requirements stipulated in the articles of association.
Inspection of Books and Records
Under the Swiss Code, a shareholder has a right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his or her shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of our board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from our board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. Our board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to safeguarding prevailing business secrets or other material interests of ours.
Special Investigation
If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within three months after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that our board of directors, any of our directors or officers infringed the law or our articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2∕3% of the Registered Shares and a majority of the par value of the Registered Shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:
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a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

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a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.
Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as us, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding Registered Shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
In addition, under Swiss law, the sale of “all or substantially all of its assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
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the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

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the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.
Anti-Takeover Provisions
Our articles of association have provisions that could have an anti-takeover effect. The articles of association have a capital band provision, according to which our board of directors is authorized, at any time until October 19, 2028, to limit or withdraw the preemptive rights of the existing shareholders in various circumstances. Under the capital band, our board of directors has authority to issue up to 80,714,736 new shares or to cancel or reduce the par value of up to 32,285,894 shares until October 19, 2028.
This provision, as well as any additional anti-takeover measures our board of directors could adopt in the future, could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.
Legal Name; Formation; Fiscal Year; Registered Office
The legal and commercial name of Bunge Global SA is Bunge Global SA. Bunge Global SA was initially formed on February 14, 2023. Bunge Global SA is incorporated and domiciled in Geneva, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Bunge Global SA is recorded in the Commercial Register of the Canton of Geneva with the registration number CHE-318.451.510. Bunge Global SA’s fiscal year is the calendar year.
The address of Bunge Global SA’s registered office is Bunge Global SA, Route de Florissant 13, 1206 Geneva, Switzerland.
Corporate Purpose
Bunge Global SA’s business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, investments in businesses in Switzerland and abroad including, without limitation, the development, processing and marketing of agricultural fuel, and other products and services. Bunge Global SA may engage in all other types of transactions that appear appropriate to promote, or are related to, its business purpose. Bunge Global SA may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad and may also fund other companies, in Switzerland or abroad.
Duration; Dissolution; Rights upon Liquidation
Bunge Global SA’s duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of Registered Shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax requirements of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Our Registered Shares carry no privilege with respect to such liquidation surplus.
Uncertificated Shares
The Registered Shares are issued in uncertificated, book-entry form.

Stock Exchange Listing
The Registered Shares are listed on the New York Stock Exchange and trade under the symbol “BG.”
No Sinking Fund
The Registered Shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Registered Shares are duly and validly issued, fully paid and nonassessable.
No Redemption and Conversion
The Registered Shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the Registered Shares.
Transfer and Registration of Registered Shares
We have not imposed any restrictions applicable to the transfer of our Registered Shares. So long as and to the extent that the Registered Shares are intermediated securities within the meaning of the Swiss Federal Intermediated Securities Act, (i) any transfer of the Registered Shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) none of the Registered Shares can be transferred by way of assignment, and (iii) a security interest in any of the Registered Shares cannot be granted by way of assignment. Any person who acquires the Registered Shares may submit a request to us to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the Registered Shares in their own name and for their own account, that there is no agreement on the redemption of the Registered Shares and that they bear the economic risk associated with the Registered Shares. Our board of directors may record nominees who hold Registered Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Registered Shares who hold Registered Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. Our share register will initially be kept by Computershare Inc., which acts as transfer agent and registrar. The share register reflects only record owners of the Registered Shares. Swiss law does not recognize fractional share interests.

DESCRIPTION OF DEBT SECURITIES
BLFC and BFE may issue debt securities from time to time in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms summarized below will apply generally to any debt securities that BLFC or BFE may offer under this prospectus, the particular terms of any debt securities that BLFC or BFE may offer will be described in more detail in the applicable prospectus supplement or officer’s certificate. The terms of any debt securities offered under a prospectus supplement or officer’s certificate may differ from the terms described below. Unless the context requires otherwise, references to the indentures also refer to any supplemental indentures or officer’s certificates that specify the terms of a particular series of debt securities.
BLFC and BFE will issue the debt securities under indentures that they will enter into with the trustees named in the indentures. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). BLFC and BFE have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures, officer’s certificates and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that BLFC or BFE file with the SEC.
The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the relevant indenture applicable to a particular series of debt securities. You are urged to read the applicable prospectus supplements or officer’s certificates and any related free writing prospectuses related to the debt securities that BLFC and BFE may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. See “Where You Can Find More Information,” for information on how to obtain copies of the indentures and any such other documents.
General
The indentures do not limit the amount of debt securities that BLFC or BFE may issue. They provide that BLFC or BFE may issue debt securities up to the principal amount that BLFC or BFE may authorize and that such debt securities may be in any currency or currency unit that BLFC or BFE may designate. Except for the limitations on merger, consolidation and sale of all or substantially all of Bunge’s assets contained in the forms of indenture, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in BLFC or BFE’s operations, financial condition or transactions involving BLFC or BFE. Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities by BLFC or BFE, debt securities will not be secured by any property or assets of BLFC or BFE or of Bunge Global SA and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BLFC or BFE, as the case may be.
You should read the applicable prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement. BLFC or BFE, as the case may be, will establish the following terms before issuance of the series:
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the title of the series of debt securities;

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the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

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any limit upon the aggregate principal amount of the series of debt securities which may be authenticated and delivered under the indenture (save for exceptions expressly set forth under the indenture);

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the date or dates on which the principal of the series of debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
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the place or places where the principal of, premium and interest, if any, on the series of debt securities shall be payable, where the series of debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the series of debt securities may be served, and the method of such payment, if by wire transfer, mail or other means;

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if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part, at our option;

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whether the series of debt securities is entitled to the benefits of any guarantee of any guarantor pursuant to the indenture, the identity of such guarantors and any terms of such guarantees with respect to the series of debt securities

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our obligation, if any, to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates, if any, on which and the price or prices at which the series of debt securities will be repurchased by us at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the series of debt securities shall be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the forms of the series of debt securities in fully registered form (and whether the series of debt securities will be issuable as global notes);

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if other than the full principal amount thereof, the portion of the principal amount of the series of debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

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the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the series of debt securities will be made if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. Dollars for any purpose, including for purposes of determining the aggregate principal of debt securities outstanding hereunder at any time;

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the provisions, if any, relating to any security provided for the series of debt securities, and any subordination in right of payment, if any, of the series of debt securities;

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any addition to, elimination of, or change in the events of default under the indenture which applies to any series of debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

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any addition to, elimination of, or change in the covenants set forth under the indenture which applies to the series of debt securities;

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any other terms of the series of debt securities (which may modify or delete any provision of the indenture insofar as it applies to such series of debt securities); and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to series of debt securities if other than those appointed in the indenture.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.
In most cases, the indentures will not limit the amount of debt securities that BLFC or BFE, as the case may be, is authorized to issue from time to time. The indentures will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under an indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under an indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.
BLFC and BFE may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BLFC and BFE may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.
There is no requirement that BLFC or BFE, as the case may be, issue debt securities in the future under the indentures, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.
BLFC and BFE may issue the debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.
Guarantee of the Debt Securities
Bunge Global SA will fully, unconditionally and irrevocably guarantee the full and punctual payment of the principal of and premium, if any, and interest on, the debt securities and all other obligations of BLFC or BFE, as the case may be, under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.
Bunge Global SA’s guarantees for senior debt securities of BLFC and BFE would be unsecured and unsubordinated obligations of Bunge Global SA and will rank equally with all other unsecured and unsubordinated obligations of Bunge Global SA. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Global SA to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.
If BLFC or BFE, as the case may be, issues subordinated debt securities, Bunge Global SA’s guarantees for subordinated debt securities of BLFC or BFE would be unsecured and subordinated obligations of Bunge Global SA and will rank equally with all other unsecured and subordinated obligations of Bunge Global SA. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Global SA to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.
Covenants, Events of Default, Amendments and Waivers and Defeasance
A prospectus supplement and other offering material related to an issuance of debt securities by BLFC or BFE, as the case may be, will set forth covenants that will impose limitations and restrictions on BLFC or BFE, and will also set forth covenants which will be applicable to Bunge Global SA and certain of its subsidiaries and provisions relating to events of default, amendments, waivers and defeasance.
Governing Law
The notes, the guarantees and the indentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Consent to Jurisdiction
Bunge Global SA will irrevocably submit to the exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indentures, the notes or the guarantees, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
The Trustees Under the Indentures
Debt securities of BLFC and BFE will be issued under indentures to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.
BOOK ENTRY, DELIVERY AND FORM
Holders of Debt Securities
Book-Entry Holders.   BLFC and BFE will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise. The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
Under the indentures, BLFC and BFE will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, BLFC and BFE will recognize only the depositary as the holder of the debt securities and BLFC and BFE will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.
The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, purchasers of notes will not own the debt securities directly. Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a direct or legal holder, of the debt securities.
Street Name Holders.   In the future, BLFC and BFE may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in “street name.” Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.
For debt securities held in street name, BLFC and BFE will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you will be an indirect holder, and not a direct or legal holder, of those debt securities.
Legal Holders.   The obligations of BLFC and BFE, as well as the obligations of the trustee and those of any third parties employed by BLFC or BFE, as the case may be, or the trustee, run only to the legal holders of the debt securities. BLFC and BFE have no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BLFC and BFE are issuing the debt securities only in global form.

For example, once BLFC or BFE, as the case may be, makes a payment or gives a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.
Similarly, if BLFC or BFE wants to obtain the approval of the holders for any purpose (for example, to amend the indentures or to relieve BLFC or BFE of the consequences of a default or of our obligation to comply with a particular provision of the indentures) it would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is determined by the holders.
When BLFC or BFE refers to you, BLFC or BFE means those who invest in the debt securities being offered by this prospectus, whether they are the direct or legal holders or only indirect holders of those debt securities. When BLFC or BFE refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders.   If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you debt securities registered in your own name, so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
BLFC and BFE will each issue a debt security under the applicable indenture in global form, unless otherwise specified in the applicable prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If global securities are issued, the following procedures will apply.
BLFC and BFE will deposit global securities with the depositary identified in the prospectus supplement. After BLFC and BFE issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
BLFC, BFE and the applicable trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of BLFC, BFE, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
BLFC and BFE expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. BLFC and BFE also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:
•
the depositary notifies BLFC or BFE, as the case may be, that it is unwilling, unable or no longer qualified to continue as depositary for that global security and BLFC or BFE, as the case may be, does not appoint another institution to act as depositary within 90 days;

•
if BLFC or BFE, as the case may be, notifies the trustee that it wishes to terminate that global security; or

•
if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.
Form, Exchange, Registration and Transfer
Debt securities may be issued:
•
only in fully registered form; and

•
without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”
Holders may exchange or transfer their certificated debt securities at the office of the trustee. BLFC and BFE will initially appoint the trustee to act as its agent for registering debt securities in the names of holders and transferring debt securities. BLFC or BFE may appoint another entity to perform these functions or perform them on its own. The entity performing the role of maintaining the list of registered holders is called the registrar. It will also perform transfers.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder’s proof of legal ownership.
If BLFC or BFE has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates. BLFC and BFE may appoint additional registrars or cancel the appointment of any particular registrar.
If any debt securities are redeemable or may be repurchased and BLFC or BFE, as the case may be, redeems or repurchases less than all those debt securities, BLFC or BFE, as the case may be, may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BLFC or BFE, as applicable, sends the notice of redemption or repurchase and ending on the day of such sending, in order to freeze the list of holders to prepare the mailing. BLFC and BFE may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BLFC and BFE will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.
Payment and Paying Agent
BLFC and BFE will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. BLFC and BFE will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder. Payment for any debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary. Unless BLFC or BFE indicates otherwise in the applicable prospectus supplement, BLFC or BFE, as the case may be, will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.
BLFC or BFE, as the case may be, will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.
Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a business day, BLFC and BFE will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date.
Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.
Paying Agent.   Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent. BLFC or BFE, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BLFC and BFE must maintain a paying agent in each place of payment for each series of debt securities.
Regardless of who acts as paying agent, all money paid by BLFC or BFE, as the case may be, to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BLFC or BFE, as applicable. After that two-year period, the holder may look only to BLFC or BFE, as the case may be, (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.
PLAN OF DISTRIBUTION
The Registrants may sell the offered securities:
•
to or through underwriters or dealers;

•
through agents; or

•
directly to other purchasers.

Underwriters or Dealers.   If the Registrants use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement or other offering material relating to the offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them. If the Registrants use a dealer in the sale, the Registrants will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Through Agents.   The Registrants may designate one or more agents to sell the offered securities. Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
Directly.   The Registrants may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
General Information.   A prospectus supplement and/or any additional offering material will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts, commissions or concessions paid, allowed or re-allowed to them. A prospectus supplement and/or additional offering material will also state the proceeds to the Registrants from the sale of the offered securities, any initial public offering price and other terms of the offering of those offered securities. Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.
The Registrants may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from the Registrants at the public offering price and on the terms described in the related prospectus supplement and/or additional offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The Registrants may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Registrants or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Registrants in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
The Registrants may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
The validity of the registered shares and guarantees of any debt securities offered by Bunge Global SA under this prospectus and other legal matters relating to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. The validity of the debt securities offered by Bunge Limited Finance Corp. and Bunge Finance Europe B.V. and the related guarantees by Bunge Global SA will be passed upon for us by Jones Day, Atlanta, Georgia.
EXPERTS
The financial statements of Bunge Global SA incorporated by reference in this prospectus, and the effectiveness of Bunge Global SA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Viterra Limited as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus by reference to Bunge Global SA’s Current Report on Form 8-K filed on September 9, 2024, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
SEC registration fee	$	*
Printing and engraving		**
Legal fees and expenses		**
Accounting fees		**
Total		**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**
Estimated amounts are not presently known. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.   Indemnification of Directors and Officers.
Bunge Global SA
We believe, based on the interpretation of leading Swiss legal scholars, that, under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Our articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Bunge Global SA to the fullest extent allowed by law. Under our articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Bunge Global SA may obtain such insurance from one or more third party insurers or captive insurance companies.
Bunge Global SA has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that Bunge Global SA will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he or she was acting in the best interest of Bunge Global SA and, in addition, with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board of directors of Bunge Global SA or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the board of directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Bunge Global SA has the burden of proof in seeking to overcome such presumption. If the board of directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under his agreement.
Bunge Limited Finance Corp.
Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (“DGCL”), Article Seven of the certificate of incorporation of Bunge Limited Finance Corp. eliminates the personal liability of directors to Bunge Limited Finance Corp. or its shareholders for monetary damages for breach of fiduciary duty.

Directors remain liable for (1) any breach of the duty of loyalty to Bunge Limited Finance Corp. or its shareholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and share purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.
Under Article Seven of the Certificate of Incorporation and in accordance with Section 145 of the DGCL, Bunge Limited Finance Corp. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of Bunge Limited Finance Corp. to procure a judgment in its favor, which is hereinafter referred to as a “derivative action”) by reason of the fact that such person is or was a director, officer, employee or agent of Bunge Limited Finance Corp., or is or was serving in such capacity at the request of Bunge Limited Finance Corp. for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Bunge Limited Finance Corp., and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.
Under Section 145 of the DGCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to Bunge Limited Finance Corp., only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.
Bunge Global SA maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries (which would include Bunge Limited Finance Corp.) against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Global SA with respect to payments which may be made by Bunge Global SA to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Bunge Finance Europe B.V.
Under Dutch law, members of the management board may be liable to the company and to third parties for damages in the event of improper or negligent performance of their duties. In certain circumstances, they may be liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of the Dutch Civil Code. Also, in certain circumstances, they may incur additional specific civil and criminal liabilities.
Bunge Global SA maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries (which would include Bunge Finance Europe B.V.) against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Global SA with respect to payments which may be made by Bunge Global SA to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Item 16.   List of Exhibits.
(a)
Exhibits

See the index to exhibits that appears immediately following the signature pages to this registration statement.

Item 17.   Undertakings.
Each of the undersigned Registrants hereby undertakes:
1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

5.   That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
6.   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Bunge Global SA’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1+	Articles of Association of Bunge Global SA (incorporated by reference to Exhibit 3.1 to Bunge Global SA’s Form 8-K12G3 filed November 1, 2023)
3.2+	Organizational Regulations of Bunge Global SA, dated as of October 31, 2023 (incorporated by reference to Exhibit 3.2 to Bunge Global SA’s Form 8-K12G3filed November 1, 2023)
3.3+	Certificate of Incorporation of Bunge Limited Finance Corp. (incorporated by reference to Exhibit 3.3 to Bunge Registration Statement on Form F-4 (No. 333-104975-01) filed May 5, 2003)
3.4+	By-laws of Bunge Limited Finance Corp. (incorporated by reference to Exhibit 3.4 to Bunge Global SA’s Registration Statement on Form F-4 (No. 333-104975-01) filed May 5, 2003)
3.5+	Deed of Incorporation of Bunge Finance Europe B.V. (incorporated by reference to Exhibit 3.6 to Bunge Global SA’s Registration Statement on Form S-3 (333-207870) filed on May 6, 2016)
3.6+	Articles of Association of Bunge Finance Europe B.V. (incorporated by reference to Exhibit 3.7 to Bunge Global SA’s Registration Statement on Form S-3 (333-207870) filed on May 6, 2016)
4.1*	Form of Indenture with respect to Senior Notes of Bunge Limited Finance Corp., guaranteed by Bunge Global SA
4.2*	Form of Indenture with respect to Senior Notes of Bunge Finance Europe B.V., guaranteed by Bunge Global SA
4.3	The instruments defining the rights of holders of the long-term debt securities of Bunge and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. Bunge hereby agrees to furnish copies of these instruments to the SEC upon request.
5.1*	Opinion of Homburger AG
5.2*	Opinion of Jones Day
5.3*	Opinion of Jones Day
22.1*	Subsidiary Issuers of Guaranteed Securities
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Bunge Global SA
23.2*	Consent of Deloitte LLP, independent auditor of Viterra
23.3*	Consent of Homburger AG (included in Exhibit 5.1)
23.4*	Consents of Jones Day (included in Exhibit 5.2 and Exhibit 5.3)
24.1*	Bunge Global SA Power of Attorney
24.2*	Bunge Limited Finance Corp. Power of Attorney (included on the signature page to this Registration Statement)
24.3*	Bunge Finance Europe B.V. Power of Attorney (included on the Registrant’s signature page to this Registration Statement)
25.1*	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities of Bunge Limited Finance Corp., guaranteed by Bunge Global SA
25.2*	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities of Bunge Finance Europe B.V., guaranteed by Bunge Global SA
107*	Filing Fee Table

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated by reference into this Registration Statement in connection with an offering of registered shares by Bunge Global SA or debt securities of Bunge Limited Finance Corp. or Bunge Finance Europe B.V.

+
Incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 9th of September, 2024.
BUNGE GLOBAL SA
By:
/s/ John W. Neppl

Name:  John W. Neppl
Title:    Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints John Neppl, Rajat Gupta, Lisa Ware-Alexander and J. Matt Simmons, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
* Gregory A. Heckman	Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2024
* John W. Neppl	Chief Financial Officer (Principal Financial Officer)	September 9, 2024
* J. Matt Simmons, Jr.	Controller (Principal Accounting Officer)	September 9, 2024
* Eliane Aleixo Lustosa de Andrade	Director	September 9, 2024
* Sheila Bair	Director	September 9, 2024
* Carol M. Browner	Director	September 9, 2024
* Bernardo Hees	Director	September 9, 2024
* Michael Kobori	Director	September 9, 2024

Signature	Title	Date
* Monica McGurk	Director	September 9, 2024
* Kenneth Simril	Director	September 9, 2024
* Henry W. (Jay) Winship	Director	September 9, 2024
* Mark N. Zenuk	Director	September 9, 2024

*By
: /s/ Lisa Ware-Alexander

LISA WARE-ALEXANDER
as Attorney in Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 9th of September, 2024.
BUNGE LIMITED FINANCE CORP.
By:
/s/ Rajat Gupta

Name:
Rajat Gupta

Title:
President and Director

Each person whose signature appears below hereby constitutes and appoints John Neppl, Rajat Gupta, Lisa Ware-Alexander and J. Matt Simmons, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Rajat Gupta Rajat Gupta	President and Director	September 9, 2024
/s/ John W. Neppl John W. Neppl	Director	September 9, 2024
/s/ Pratik P. Mohta Pratik P. Mohta	Treasurer	September 9, 2024
/s/ J. Matt Simmons, Jr. J. Matt Simmons, Jr.	Director	September 9, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 9th of September, 2024.
BUNGE FINANCE EUROPE B.V.
By:
/s/ Rajat Gupta

Name:
Rajat Gupta

Title:
President and Director

Each person whose signature appears below hereby constitutes and appoints John Neppl, Rajat Gupta, Lisa Ware-Alexander and J. Matt Simmons, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Rajat Gupta Rajat Gupta	President and Director	September 9, 2024
/s/ J. Matt Simmons, Jr. J. Matt Simmons, Jr.	Director	September 9, 2024
/s/ John W. Neppl John W. Neppl	Director	September 9, 2024
/s/ Aaron L. Elliott Aaron L. Elliott	Treasurer	September 9, 2024